9(e)  Form of Administration Agreement to be between
                     Registrant and The Bank of New York.


                    ADMINISTRATION AGREEMENT


     AGREEMENT made as of 1/30/96, by and between each entity listed on Exhibit A hereto (each, a "Fund"; collectively, the "Funds"), and The Bank of New York, a New York trust company (the "Administrator").

                      W I T N E S S E T H :

     WHEREAS, each Fund is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");
and

     WHEREAS, each Fund desires to retain the Administrator to provide administration services for the portfolios identified on Exhibit A hereto (each, a "Series") and the Administrator is willing to provide such services, all as more fully set forth below;

     NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

     1.   Appointment.

     Each Fund hereby appoints the Administrator as its agent for the term of this Agreement to perform the services described
herein.   The Administrator hereby accepts such appointment and
agrees to perform the duties hereinafter set forth.

     2.   Representations and Warranties.

      Each Fund hereby represents and warrants to the Administrator, which representations and warranties shall be deemed to be continuing, that:

      (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

      (b) This Agreement has been duly authorized, executed and delivered by the Fund in accordance with all requisite action and constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms; and

      (c) It is conducting its business in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement.

     3.   Delivery of Documents.

     (a) Each Fund will promptly deliver to the Administrator true and correct copies of each of the following documents as currently in effect and will promptly deliver to it all future amendments and supplements thereto, if any:

     (i) The Fund's articles of incorporation or other organizational document and all amendments thereto (the "Charter");

     (ii) The Fund's bylaws (the "Bylaws");

    (iii) Resolutions of the Fund's board of directors or other governing body (the "Board") authorizing the execution, delivery and performance of this Agreement by the Fund;

     (iv) The Fund's registration statement most recently filed with the Securities and Exchange Commission (the "SEC") relating to the shares of the Fund (the "Registration
          Statement");

     (v)  The Fund's Notification of Registration under the 1940
          Act on Form N-8A filed with the SEC; and

     (vi) The  Fund's  Prospectus  and  Statement  of  Additional
          Information pertaining to the Series (collectively, the "Prospectus").

     (b) Each copy of the Charter shall be certified by the Secretary of State (or other appropriate official) of the state of organization, and if the Charter is required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy
submitted  to  the  Administrator.    Each  copy  of  the  Bylaws,
Resistration  Statement  and  Prospectus,   and  all  amendments
thereto, and copies of Board resolutions, shall be certified by the Secretary or an Assistant Secretary of the appropriate Fund.

     (c) It shall be the sole responsibility of each Fund to deliver to the Administrator its currently effective Prospectus and the Administrator shall not be deemed to have notice of any information contained in such Prospectus until it is actually received by the Administrator.

     4.   Duties and Obligations of the Administrator.


     (a) Subject to the direction and control of each Fund's Board and the provisions of this Agreement, the Administrator shall provide to each Fund the administrative services set forth on Schedule I attached hereto.

     (b) In performing hereunder, the Administrator sha11 provide, at its expense, office space, facilities, equipment and personnel.

     (c) The Administrator shall not provide any services relating to the management, investment advisory or sub-advisory functions of any Fund, distribution of shares of any Fund, maintenance of any Fund's financial records or other services norma11y performed by the Funds' respective counsel or indecendent auditors.

   (d) Upon receipt of a Fund's prior written consent (which shail not be unreasonably withheld), the Administrator may delegate any of its duties and obligations hereunder to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate. Notwithstanding the foregoing, no Fund consent shall be required for any such delegation to any other subsidiary of The Bank of New York Company, Inc. The Administrator shall not be liable to any Fund for any loss or damage arising out of, or in connection with, the actions or omissions to act of any delegee or agent utilized hereunder so long as the Administrator acts in good faith and without negligence or wilful misconduct in the selection of such delegee or agent.

   (e) Each Fund shall cause its officers, advisors, sponsor, distributor, legal counsel, independent accountants, current administrator (if any) and transfer agent to cooperate with the Administrator and to provide the Administrator, upon request, with such information, documents and advice relating to such Fund as is within the possession or knowledge of such persons, in order to enable the Administrator to perform its duties hereunder. In connection with its duties hereunder, the Administor shall be entitled to rely, and shall be held harmless by each Fund when acting in reliance, upon the instructions, advice or any documents relating to such Fund provided to the Administrator by any of the aforementioned persons. The Administrator shall not be liable for any loss, damage or expense resulting from or arising out of the failure cf the Fund to cause any information, documents or advice to be provided to the Administrator as provided herein. All fees or costs charged by such persons shall be borne by the appropriate Fund.

   (f) Nothing in this Agreement shall limit or restrict the Administrator, any affiliate of the Administrator or any officer or employee thereof from acting as administrator for or with any third parties.

   (g) The Administrator may apply to an officer of any Fund for written instructions with respect to any matter arising in connection with the Administrator's performance hereunder for such Fund, and the Administrator shall not be liable for any action taken or omitted to be taken by it in good faith in
accordance with such instructions.   Such application for instructions may, at
the option of the Administrator, set forth in writing any action proposed to be taken or omitted to be taken by the Administrator with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Administrator shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Administrator has received written instructions in response to such application specifying the action to be taken or omitted. The Administrator may consult with counsel to the appropriate Fund or its own counsel, at such Fund's expense, and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel.

   (h) The Administrator shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedule I hereto, and no covenant or obligation shall be implied against the Administrator in connection with this Agreement.

   5.  Allocation of Expenses.

   Except as otherwise provided herein, all costs and expenses arising or incurred in connection with the performance of this Agreement shall be paid by the appropriate Fund, including but not limited to, organizational costs and costs of maintaining corporate existence, taxes, interest, brokerace fees and commissions, insurance premiums, compensation and expenses of such Fund's trustees, directors, officers or employees, legal accounting and audit expenses, management, advisory sub-advisory, administration and shareholder servicing fees, charges of custodians, transfer and dividend disbursing agents, expenses (including clerical expenses) incident to the issuance, redemption or repurchase of Fund shares, fees and expenses incident to the registration or qualification under federal or state securities laws of the Fund or its shares, costs (inclucding printing and mailing costs) of preparing and distributing Prospectuses, reports, notices and proxy material to such Fund's shareholders, all expenses incidental to holding meetings of such Fund's trustees, directors and shareholders, and extraordinary expenses as may arise, including litigation affecting such Fund and legal obligations relating thereto for which the Fund may have to indemnify its trustees, directors and officers.

     6. Standard of Care; Indemnification.

     (a) Except as otherwise provided herein, the Administrator shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys' and accountants' fees) incurred by a Fund, except those costs, expenses, damages, liabilities or claims arising out of the Administrator's own bad faith, gross negligence or wilful misconduct. In no event shall the Administrator be liable to any Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

     (b) Each Fund shall indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by a Fund), and reasonable attorneys' and accountants' fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator, by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith hereunder or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) such Fund's Registration Statement or Prospectus, (iii) any instructions of an officer of such Fund, or (iv) any opinion of legal counsel for such Fund or the Administrator, or arising out of transactions or other activities of such Fund which occurred prior to the commencement of this Agreement; provided, that no Fund shall indemnify the Administrator for costs, expenses, damages, liabilities or claims arising out of the Administrator's own gross negligence, bad faith or wilful misconduct. This indemnity shall be a continuing obligation of each Fund, its successors and assigns, notwithstanding the termination of this Agreement.

     (c) Actions taken or omitted in reliance on oral or written instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for a Fund or its own counsel, shall be conclusively presumed to have been taken or omitted in good faith.

     7. Compensation.

     For the services provided hereunder, each Fund agrees to pay the Administrator such compensation as is mutually agreed from time to time and such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, record retention costs, reproduction charges and transportation and lodging costs) as are incurred by the Administrator in performing its duties hereunder. Except as hereinafter set forth, compensation shall be calculated and accrued daily and paid monthly. Each Fund authorizes the Administrator to debit such Fund's custody account for all amounts due and payable hereunder. The Administrator shall deliver to each Fund invoices for services rendered after debiting such Fund's custody account with an indication that payment has been made. Upon termination of this Agreement before the end of any month, the compensation for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the effective date of termination of this Agreement. For the purpose of determining compensation payable to the Administrator, each Fund's net asset value shall be computed at the times and in the manner specified in the Fund's Prospectus.

     8. Term of Agreement.

     (a) This Agreement shall continue until terminated by either the Administrator giving to a Fund, or a Fund giving to the Administrator, a notice in writing specifying the date of such termination, which date shall be not less than 90 days after the date of the giving of such notice. Upon termination hereof, the affected Fund(s) shall pay to the Administrator such compensation as may be due as of the date of such termination, and shall reimburse the Administrator for any disbursements and expenses made or incurred by the Administrator and payable or reimbursable hereunder.

     (b) Notwithstanding the foregoing, the Administrator may terminate this Agreement upon 30 days prior written notice to a Fund if such Fund shall terminate either its custody agreement or fund accounting agreement with The Bank of New York, or fail to perform its obligations hereunder in a material respect.

     9. Amendment.

     This Agreement may not be amended or modified in any manner except by a written agreement executed by the Administrator and the Fund to be bound thereby, and authorized or approved by such Fund's Board.

     1O. Assignment.

     This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any Fund without the written consent of the Administrator, or by the Administrator without the written consent of the affected Fund accompanied by the authorization or approval of such Fund's Board.

     11. Governinq Law; Consent to Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. Each Fund hereby consents to the jurisdiction of a state or federal court situated in New York
City, New York, in connection with any dispute arising hereunder.
To the extent that in any jurisdiction any Fund may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such Fund irrevocably agrees not to claim, and it hereby waives, such immunity.

     12. Severability.

     In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdict on, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

     13. No Waiver.

     Each and every right granted to the Administrator hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Administrator to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Administrator of any right preclude any other or future exercise thereof or the exercise of any other right.

     14. Notices.

     All notices, reouests, consents and other communications pursuant to this Agreement in writing shall be sent as follows:

     if to a Fund, at

     Milestone Capital Management LP
     1 Odell Plaza
     Yonkers, NY 10701    Attn Jeffery R. Hanson

     if to the Administrator, at

     The Bank of New York
     90 Washington Street
     New York, New York 10286
     Attn: Timothy Overzat
           Vice President
or at such other place as may from time to time be designated in writing. Notices hereunder shall be effective upon receipt.


     15. Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original;
but such counterparts together shall constitute only one instrument.

     16. Several Obligations.

     The parties acknowledge that the obligations of the Funds hereunder are several and not joint, that no Fund shall be liable for any amount owing by another Fund and that the Funds have executed one instrument for convenience only.

     IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.

                                         By: /s/ Janet T. Hanson
                                            -------------------------
                                              on behalf of each Fund
                                              identified on Exhibit A
                                              attached hereto



                                         THE BANK OF NEW YORK


                                         By: /s/ Stephen E. Grunston
                                            -------------------------
                                         Title:  Vice President


                            EXHIBIT A



Name of Fund
THE MILESTONE FUNDS - TREASURY OBLIGATIONS PORTFOLIO


                           SCHEDULE I

Administrative Services

     1. Maintain each Fund's minute book and its general corporate records (other than accounting books and records).

     2. Monitor and document compliance by each Fund with its policies and restrictions as delineated in its Prospectus.

     3. Participate in the periodic updating of each Fund's Registration Statement and Prospectus and, subject to approval by such Fund's Treasurer and legal counsel, coordinate the preparation, filing, printing and dissemination of periodic reports and other information to the SEC and the Fund's shareholders, including annual and semi-annual reports to shareholders, annual and semi-annual Form N-SAR, notices pursuant to Rule 24(f)-2 and proxy materials.

     4. Prepare federal, state and local income tax returns for each Fund and Series and file such returns upon the approval of the Funds' respective independent accountants; monitor and report on Sub-Chapter M qualifications; prepare and file all Form l099s with respect to each Fund's directors or trustees; monitor compliance with Section 4982 of the Internal Revenue Code; calculate and maintain records pertaining to Original Issue Discount and premium amortization as required; perform ongoing wash sales review (i.e., purchases and sales of Fund investments within 30 days of each other).

     5.   Prepare and, subject to approval of each Fund's
          Treasurer, disseminate to such Fund's Board quarterly unaudited financial statements and schedules of such Fund's investments and make presentations to the Board, as appropriate.

     6. Subject to approval of each Fund's Board, assist such Fund in obtaining fidelity bond and E&O/D&O insurance coverage.

     7. Prepare statistical reports for outside information services (e.g., IBC/Donoghue, ICI and Lipper
          Ana1ytical).

     8. Attend shareholder and Board meetings as requested from time to time.

     9. Maintain expense files and coordinate the payment of invoices.